UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2018

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan		48152
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2018, our Compensation Committee approved an increase in the annual long term incentive (LTI) award that James C. Gouin, our Chief Executive Officer, and Jeffrey Kersten, our Chief Financial Officer will be eligible for under our 2010 Equity Incentive Plan (or any successor plan) effective for fiscal years beginning on and after January 1, 2018. As a result of these changes, Mr. Gouin will be eligible for an annual LTI award having a target gross amount of 375% of his annual base salary (increased from 250% of annual base salary), and Mr. Kersten will be eligible for an annual LTI award having a target gross amount of 150% of his annual base salary (increased from 100% of annual base salary).

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

10.1 Letter agreement dated January 30, 2018 between Tower Automotive Operations USA I, LLC and James C. Gouin.

10.2 Letter agreement dated January 30, 2018 between Tower Automotive Operations USA I, LLC and Jeffrey Kersten.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/Jeffrey Kersten

Name:	Jeffrey Kersten
Title:	Chief Financial Officer

Dated: February 1, 2018

EXHIBIT INDEX

10.1 Letter agreement dated January 30, 2018 between Tower Automotive Operations USA I, LLC and James C. Gouin.

10.2 Letter agreement dated January 30, 2018 between Tower Automotive Operations USA I, LLC and Jeffrey Kersten.

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